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                                                             Exhibit No. 10(a)

                           CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information and to the incorporation by reference of our report dated
April 16, 1999, in this Registration Statement (Form N-1A No. 2-98149) of PaineWebber Mutual Fund Trust (comprising, respectively, the PaineWebber California Tax-Free Income Fund and PaineWebber National Tax-Free Income
Fund).


                                       /s/ ERNST & YOUNG LLP


                                           ERNST & YOUNG LLP

New York, New York
June 25, 1999